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                                 EXHIBIT NO. 99
                                 --------------

                         COMPUTATION OF PREMIUMS EARNED


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
                              THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
                                     COMPUTATION OF PREMIUMS EARNED
                                               (millions)
                                               (unaudited)

                                                                     NINE MONTHS ENDED SEPTEMBER 30,
                                                  ------------------------------------------------------------
                                                        1994                  1993                    % CHANGE
                                                     --------               -------                   --------
 Total direct premiums written                        $1,960.9               $1,458.8                       34

 Reinsurance ceded, net                                 (146.5)                (101.6)                      44
                                                       -------                -------


 Net premiums written                                  1,814.4                1,357.2                       34


 Change in unearned premiums(1)                         (226.8)                (141.8)                      60
                                                       -------               --------

 Premiums earned                                      $1,587.6               $1,215.4                       31
                                                      ========               ========

(1)  Represents change in unearned premiums net of prepaid reinsurance premiums.
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